Exhibit 99.1

DENBURY INC.

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DEN2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22035-TBD                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DENBURY INC.

The Board of Directors recommends you vote FOR the following Proposals 1 and 2:		For	Against	Abstain

1.	The Merger Agreement Proposal: To approve and adopt the Agreement and Plan of Merger, dated July 13, 2023, a copy of which is attached as Annex A to this proxy statement/prospectus and the material provisions of which are summarized in “The Merger Agreement” beginning on page 111 of this proxy statement/prospectus, pursuant to which, among other things, EMPF Corporation, a wholly owned subsidiary of Exxon Mobil Corporation (“ExxonMobil”), will merge with and into Denbury Inc. (“Denbury”), and each outstanding share of Denbury common stock, par value $0.001 per share, will be converted into the right to receive 0.840 shares of ExxonMobil common stock, without par value, (the “Merger”); and	☐	☐	☐

2.	The Advisory Compensation Proposal: To approve, on an advisory basis, the compensation that may be paid or become payable to Denbury’s named executive officers that is based on or otherwise related to the Merger, the value of which is disclosed in the table in “Interests of Denbury’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 143 of this proxy statement/prospectus.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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V22036-TBD

DENBURY INC.

Special Meeting of Stockholders

[TBD] [TBD] (Central Daylight Time)

This proxy is solicited by the Board of Directors

The undersigned appoints Kevin O. Meyers and Christian S. Kendall (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Denbury Inc., a Delaware corporation (“Denbury”), the undersigned is entitled to vote at the Special Meeting of Stockholders of Denbury to be held virtually at www.virtualshareholdermeeting.com/DEN2023SM, on [TBD] at [TBD] (Central Daylight Time) and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote these shares unless you sign and return this card.

Continued and to be signed on reverse side